UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024 (January 1, 2024)

Victory Oilfield Tech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 25, 2023, (the “Merger Agreement”), as amended by Amendment No. 1 to the Merger Agreement, dated as of December 1, 2023, by and among Victory Oilfield Tech, Inc. (the “Company”), and Victory H2EG Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) with H2 Energy Group Inc., a Delaware corporation (“H2EG”, and collectively with the Company and Merger Sub, the “Parties”). Pursuant to the Merger Agreement, Merger Sub agreed to merge with and into H2EG, which survived in the merger and became a wholly owned subsidiary of the Company (the “Merger”)

On January 1, 2024, this previously announced merger was completed. The events described in this Current Report on this Form 8-K took place in connection with the completion of the Merger.

The Merger Agreement and the transactions contemplated thereby were previously described in the Current Reports on Form 8-K filed by Victory with the Securities and Exchange Commission (the “SEC”) on July 26, 2023 and December 4, 2023. Also on Schedule 14-F1 filed by Victory with the SEC on December 4, 2023.

The following description of the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Merger Agreement as amended, which was incorporated by reference as Exhibit 10.1 and attached as Exhibit 10.2 to Victory’s Current Report on Form 8-K filed with the SEC on December 4, 2023 and is incorporated by reference herein.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note, Item 2.01, 5.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

As previously disclosed, Victory planned to raise an additional $4,000,000 within sixteen (16) months after the of the merger through Victory’s preferred equity financing (“Preferred Financing”). In the Preferred Financing, we anticipate issuing a total of 67,796 shares of newly authorized and issued preferred stock which are convertible to 67,796,610 shares of our common stock; provided, however, the parties agreed that the 67,796 shares of preferred stock shall not be converted to common shares until the share authorization increase.

Victory Oilfield Tech, Inc.(the "Company") and Flagstaff International, LLC, a Delaware limited liability company ("Investor") entered into an agreement dated December 28, 2023 and effective on the close of the Merger on January 1, 2024. The agreement was conditioned on the Merger closing by January 5, 2024.

Pursuant to the agreement, the Company shall sell to Investor, and Investor shall purchase from the Company, 67,797 shares of Series E Preferred Stock (the "Purchased Series E Preferred Stock") for an aggregate purchase price of Four Million Dollars ($4,000,0000) (the "Purchase Price"). Investor shall pay the Purchase Price to the Company in sixteen (16) equal monthly installments of Two Hundred Fifty Thousand Dollars ($250,000) (each a "Purchase Price Installment"), commencing on February 1, 2024. The Company shall issue 4,238 shares of Series E Preferred Stock as each payment is received for the first fifteen (15) monthly installments and 4,227 shares of the Series E Preferred Stock upon receipt of the sixteenth (16th) and final payment. In the event the Investor fails to pay a Purchase Price Installment to the Company on or before the corresponding Purchase Price Installment Payment Date, the Investor shall have five (5) Business Days from the date the Company notifies the Investor of such failure to cure any such failure. If such failure remains uncured for more than fifteen (15) Business Days from the date the Company notifies the Investor of such failure, the Company shall not be obligated to accept any further Purchase Price Installments from the Investor.

This description of the Securities Purchase Agreement, by and among Victory Oilfield Tech, Inc., and Flagstaff International, LLC and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 5.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On January 1, 2024 (the “Closing Date”), pursuant to the Merger Agreement, H2EG was merged with and into Merger Sub, the separate corporate existence of Merger Sub ceased, and H2EG continues as a surviving corporation and as a wholly owned subsidiary of Victory.

Pursuant to the Merger Agreement we entered into on July 25, 2023 and as amended on December 1, 2023, pursuant to which, at the Effective Time, each share of H2EG’s Capital Stock issued and outstanding immediately prior to the Effective Time, subject to and upon the terms and conditions set forth in the Merger Agreement, was cancelled and extinguished and converted automatically into the right to receive 418,822,708 shares of Victory’s Common Stock (“Victory Common Stock”), of which: (i) 243,000,000 shares of Victory Common Stock were issued upon the Closing, and; (i) 175,822,708 shares of Victory Common Stock will be issued after an amendment to Victory’s articles of incorporation increasing the Authorization Limit.

The H2EG Stockholders will own 81% of Victory’s issued and outstanding Common Stock immediately upon Closing. As contemplated in the Merger Agreement, VPEG Note holder will convert the VPEG Note at the Effective Time and will receive: (i) 7,866,034 shares of Victory Common Stock, and (ii) 43,095,923 Prefunded Warrants, each with an exercise price of $0.000001, which contain a provision prohibiting the exercise thereof until Victory’s shareholders approve an amendment to the Victory articles of incorporation, increasing the Authorization Limit to a number of shares that is sufficient to allow for the exercise of such Victory Prefunded Warrants in full. In addition, Victory conducted a private placement financing (“Common Financing”), in which Victory raised approximately $1,212,000 from the investors in the Common Financing (the “Common Financing Investors”). Victory also plans to raise an additional $4,000,000 within sixteen (16) months after the Effective Time through Victory’s preferred equity financing (“Preferred Financing”). In the Preferred Financing, we anticipate issuing a total of 67,796 shares of newly authorized and issued preferred stock which are convertible to 67,796,610 shares of our common stock; provided, however, the parties agreed that the 67,796 shares of preferred stock shall not be converted to common shares until the share authorization increase.

Victory has 300,000,000 shares of common stock authorized. In connection with the Merger, the H2EG Stockholders are entitled to receive a total of 418,822,708 shares of common stock, and the VPEG Note holder is entitled to receive a total of 50,961,957. Since our authorized common stock is not sufficient to allow us to issue to the H2EG stockholders all of the common stock that we are required to issue in the Merger along with all of the common stock that we are required to issue to Visionary Private Equity Group I, LP (“VPEG”) upon the conversion of its convertible notes, we will issue common stock up to our authorized amount and then issue prefunded warrants for the balance of what we are required to issue. The prefunded warrants will be fully funded except for $0.000001 exercise price, but the prefunded warrants will not be exercisable unless and until the stockholders of the Surviving Company approve an amendment to the Surviving Company’s articles of incorporation that increases the Surviving Company’s authorized common stock to an amount that is sufficient to allow for all required common stock issuances pursuant to the Merger Agreement and related transactions.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change in control of Victory has occurred, and H2EG is now a wholly owned subsidiary of Victory.

Following the issuance of shares under the Merger Agreement, the H2EG Stockholders will beneficially own approximately 81% of Victory’s issued and outstanding Common Stock immediately upon Closing.

The information set forth in the Introductory Note, Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, Ronald W. Zamber, Robert Grenley and Ricardo A. Salas have resigned from our Board, Kevin DeLeon will remain on our Board, and Christopher Headrick, James McGinley, Neil Goulden have been appointed to our Board (with Mr. Headrick appointed as the Chairman of the Board).

In addition, our executive officers have been restructured according to Section 7.1(g) of the Merger Agreement.

Directors and Officers After the Closing:

Kevin DeLeon has resigned as our Chief Executive Officer, President, and Principal Financial and Accounting Officer. The executive officers named below have been appointed as of the Closing.

Set forth below is biographical information for each of our directors and executive officers after the Closing.

NAME	AGE	POSITION
Christopher Headrick	60	Executive Chairman
James McGinley	68	Chief Executive Officer, President, and Director
Neil Goulden	63	Chief Administrative Officer, Treasurer, Secretary, and Director
Paul Powers	64	Chief Development Officer
Don Turner	67	Chief Operating Officer
Kevin DeLeon	56	Director

Christopher Headrick. Executive Chairman.

The early years of Chris’ career were devoted to developing corporate interpersonal skills with Pepsico, Morco and General Mills. In 1989 Chris began the development of real estate and energy lease consolidations in the coal, oil, and gas industries. In 2009, Chris became the first outside investor in a truly transformative energy technology that can change the way we power our world: zero emission, sustainable, and renewable Hydrogen derived from biomass. Chris founded H2 Energy Group Inc. in 2015.

James McGinley. Chief Executive Officer, President, and Director.

James is an exceptional technology business builder and strategist with strong commitment to renewable energy and green hydrogen. James has over 25 years’ experience in technology ventures, specifically renewable energy, fiber optics, electronic components, and advanced materials. James is a named inventor on 27 patents and previously led a $200 million initial public offering as Chief Executive Officer of Stratos Lightwave, Inc. James joined H2 Energy Group in February 2019. From March 2018 to July 2020, James was employed at Marketshare IQ.

Neil Goulden. Chief Administrative Officer, Treasurer, Secretary, and Director.

Neil has 35 years’ experience as a lawyer, banker, C-Level executive, and entrepreneur. He has structured, restructured, and managed dozens of businesses in many industries, including green energy and environmental services. Neil founded and is the Senior Managing Director of Structuring and Restructuring Advisory Partners. In May 2018, Neil co-founded both Water Integrated Treatment Systems Holdings, LLC and Greenline Environmental Solutions, LLC. Neil joined H2 Energy Group in January 2020.

Paul Powers. Chief Administrative Officer, Treasurer, Secretary, and Director.

Paul spent his entire career—over 37 years—in the financial industry, including advisory roles in company restructuring and strategic planning. Paul founded and has been working as the principal at P. Powers Consulting, LLC, which focuses on providing guidance for strategic initiatives, investments, and insurance for domestic and international clients since March 2015. An experienced entrepreneur and negotiator, Paul has worked as the Chief Development Officer in the renewable sector since May 2015 at H2 Energy Group Inc.

Don Turner. Chief Operating Officer.

Don is an innovative executive with a track record of success in engineering and technology-intensive marketplaces. From Group President of a leading-edge public telecom to CEO of multiple privately held companies in artificial intelligence, voice recognition, and high-end engineering animation, he is known for bringing clarity to complex problems. Known as a top strategist, he architected and led a billion-dollar initial public offering and his VOGI® methodology is used internationally. Don joined H2 Energy Group as the Chief Operating Officer and Managing Member in January 2021. Prior to that, Don was employed at TurnerWorld LLC from June 2008 to January 2021.

Kevin DeLeon. Mr. DeLeon has served as a member of our Board of Directors since August 21, 2017. He has served as a General Partner and Director of Corporate Strategy for Visionary Private Equity Group I, LP, a private equity firm that invests in early stage, high growth companies, since 2015. Mr. DeLeon has spent more than twenty-five years in global finance, both on the buy and sell side, in New York, London, and Tokyo. For the past decade, his focus has been in natural resources, most recently as Senior Advisor to our Company since February, 2015. Prior to joining our Company, he served in the same capacity at Miller Energy, a NYSE-listed Alaska focused oil and gas exploration and production company, from June 2013 to February 2015. At Miller, Mr. DeLeon was responsible for overseeing corporate strategy, with particular focus on financing the company’s drilling program and acquisitions, as well as investor relations and corporate governance. Prior to Miller, Mr. DeLeon spent approximately six years spearheading the U.S. operations for a boutique U.K. investment bank, with a strong focus in E&P and metals & mining. Early in his career, he worked for Yamaichi, one of the Big Four Japanese securities houses, where he received the Chairman’s award for his consistent revenue contributions. Mr. DeLeon was also a founding partner of Bracken Partners, a London-based corporate finance advisory and fund management firm with particular focus on the U.K. private equity markets. He has served as both a senior executive and non-executive director of numerous public and private U.K. and U.S. companies. Mr. DeLeon is a 1990 graduate of Yale University, with a B.A in Economics. Mr. DeLeon was selected to serve on our Board of Directors due to his extensive global finance experience.

Family Relationships

There are no family relationships among any of our officers or directors before or after the Closing.

Board Committees

The Company does not currently have independent committees. The Board will act in the roles of the various committees. As the Board is expanded to include independent members we expect to form and adopt charters for independent committees.

Item 9.01       Financial Statements and Exhibits

Financial Statement of Businesses Acquired and Pro Forma Financial Information

The audited financial statements required by Item 9.01(a) of Form 8-K, and the unaudited pro forma financial statements and notes related thereto required by Item 9.01(b) of Form 8-K, are not included in this Current Report on Form 8-K. The financial statements and pro forma financial statements will be filed by an amendment to this Current Report on Form 8-K within the time period specified in the instructions to Item 9.01 of Form 8-K.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Agreement and Plan of Merger, dated July 25, 2023, by and among Victory Oilfield Tech, Inc., Victory H2EG Merger Sub Inc., and H2 Energy Group Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 26, 2023)
10.2	Amendment No. 1 to Agreement and Plan of Merger, dated December 1, 2023, by and among Victory Oilfield Tech, Inc., Victory H2EG Merger Sub Inc., and H2 Energy Group Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on December 5, 2023)
10.3	Securities Purchase Agreement, dated December 28, 2023, by and among Victory Oilfield Tech, Inc., and Flagstaff International, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Oilfield Tech, Inc.

Date:	January 5, 2024	By:	/s/ James McGinley
James McGinley
Chief Executive Officer